UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2002

REDCELL POWER CORPORATION

____________(formerly Infobooth, Inc.)__________

(Exact name of registrant as specified in its charter)

DELAWARE	13-4044390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

____440 Stevens Drive, West Vancouver, British Columbia V7S 1C6__

 (Address of principal executive offices, including postal code)

_______________(604) 608-4998_______________

(Registrant’s telephone number, including area code)

1250 – 999 West Hasting Street, Vancouver, British Columbia, V6C 2W2

(Former address of the Registrant)

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS

On December 17, 2002, Redcell Batteries Inc. (the “Company”) a wholly owned subsidiary of Redcell Power Corporation (the “Registrant”) entered into an agreement with Turnstone Holdings LLC, whereby the Company agreed to sell it’s inventory assets consisting of batteries and packaging materials with a cost value of  USD   $ 3,840,783.  The inventory items were sold to Turnstone Holdings LLC at a sale price of USD $ 700,000.  The transaction was negotiated on an arms–length basis.  Neither the Registrant nor the Company had any affiliation with Turnstone Holding LLC or any of its officers or directors.

ITEM 5.

OTHER EVENTS

Effective January 8, 2003, the Registrant has moved the location of its head office in Vancouver, Canada to the following new address:

Redcell Power Corporation

440 Stevens Drive

West Vancouver, British Columbia

V7S 1C6 Canada

ITEM 6.

RESIGNATION OF REGISTRANT’S DIRECTORS

Effective December 31, 2002, Mr. Alain Kardos has resigned as director of Redcell Power Corporation. The Company wishes to thank Mr. Kardos for his contributions and wishes him success in future endeavors.

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

REDCELL POWER CORPORATION

By: “Cameron King”_________

Cameron King

Chief Executive Officer

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